                               UNITED STATES

                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the

                      Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported) January 28, 2011

                   CONSOLIDATED CAPITAL PROPERTIES IV, LP

           (Exact name of Registrant as specified in its charter)

Delaware	0-11002	94-2768742
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation or	File Number)	Identification Number)
Organization)

                               55 Beattie Place

                             Post Office Box 1089

                       Greenville, South Carolina 29602

                   (Address of principal executive offices)

                                (864) 239-1000

                          (Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

Consolidated Capital Properties IV, LP, a Delaware limited partnership (the “Registrant”), owns a 100% interest in CCP IV Arbours of Hermitage, LLC, a Delaware limited liability company (the “Company”).  The Company owns The Arbours of Hermitage Apartments (“Arbours of Hermitage”), a 350-unit apartment complex located in Hermitage, Tennessee. As previously disclosed, on December 8, 2010 (the “Effective Date”), the Company entered into a Purchase and Sale Contract (the “Purchase Agreement”) with a third party, Core Real Estate Services LLC, a Michigan limited liability company (the “Purchaser”), to sell Arbours of Hermitage for a total sales price of $17,000,000.

As previously disclosed, on January 11, 2011, the Purchaser delivered written notice of its election to terminate the Purchase Agreement. Pursuant to its terms, the Purchase Agreement was terminated.

On January 28, 2011, the Company and the Purchaser entered into a Reinstatement of and Amendment to Purchase and Sale Contract (the “Reinstatement”), pursuant to which the termination of the Purchase Agreement was rescinded, the Purchase Agreement was reinstated, the feasibility period was extended from January 24, 2011 to March 15, 2011 and the closing date was extended from February 22, 2011 to March 30, 2011.

In addition, the Company agreed to obtain bids for required repair work to the back pool at Arbours of Hermitage and deliver to the Purchaser the proposed bid that the Company intends to accept, together with the related contract for the work (the "Pool Contract") promptly after receipt by the Company. The Purchaser will have the opportunity to review and comment on the Pool Contract, which comments must be received by the Company within 5 days after the Purchaser receives a copy of the Pool Contract. The Company will review the Purchaser’s comments to the Pool Contract and has the right to enter into (or decline to enter into) the Pool Contract. If the Company does not enter into the Pool Contract, then at closing, the Purchaser will receive a credit against the Purchase Price in the amount of $250,000 as full consideration for the work necessary to correct the existing condition of the back pool at Arbours of Hermitage.  If, prior to closing and after the review contemplated herein, the Company enters into the Pool Contract, then (i) the Company will assign and the Purchaser will assume the Pool Contract and (ii) the Purchaser will receive a credit against the purchase price in the amount equal to the sum of (x) the full amount due under the Pool Contract less the amount paid by the Company prior to the closing under the Pool Contract plus (y) if full amount due under the Pool Contract is less than $250,000, then the difference between $250,000 and the amount of the Pool Contract.

The summary of the terms and conditions of the Reinstatement is qualified in its entirety by reference to the Reinstatement, a copy of which is attached hereto as an exhibit.

Item 9.01   Financial Statements and Exhibits

(d)   Exhibits

10.159      Reinstatement of and Amendment to Purchase and Sale Contract between CCP IV Arbours of Hermitage, LLC, a Delaware limited liability company, and Core Real Estate Services LLC, a Michigan limited liability company, dated January 28, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED CAPITAL PROPERTIES IV, LP

By:   ConCap Equities, Inc.

General Partner

By:   /s/Stephen B. Waters

Stephen B. Waters

Senior Director of Partnership Accounting

Date: February 2, 2011